UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

GENIE ENERGY LTD.
(Exact Name of Registrant as Specified in its Charter)

1-35327
(Commission File Number)

Delaware	45-2069276
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 2, 2014, the Jerusalem District Committee for Planning and Building voted to decline to issue Israel Energy Initiatives, Ltd. (“IEI”) a permit to build and operate an oil shale pilot drilling project in Israel’s Shfela region.  IEI, a majority owned subsidiary of Genie Energy, Ltd. (the “Registrant”), holds an exclusive Shale Oil Exploration and Production License awarded in July 2008 by the Israeli Ministry of National Infrastructures.

The Registrant and IEI are disappointed by the council’s decision and are currently evaluating options to determine the best course of action to move forward to exploit the valuable resource covered by our exploration license.

A copy of the September 3, 2014 press release relating to the above events is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
99.1	Press Release of the Registrant dated September 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

	By:	/s/ Howard S. Jonas
Name: Howard S. Jonas
Title: Chief Executive Officer
Dated: September 3, 2014

EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release of the Registrant dated September 3, 2014.